Exhibit 10.2

RESTRICTED SHARE AGREEMENT

UNDER THE CAMDEN NATIONAL CORPORATION

2003 STOCK OPTION AND INCENTIVE PLAN

AND

THE CAMDEN NATIONAL CORPORATION

MANAGEMENT STOCK PURCHASE PLAN

Name of Participant:

No. of Shares:

Grant Date:

Vesting Date:

Cost of Shares:

Pursuant to the Camden National Corporation 2003 Stock Option and Incentive Plan and the Camden National Corporation Management Stock Purchase Plan (collectively, the “Plans”), each as amended through the date hereof, Camden National Corporation (the “Company”) hereby grants a Restricted Share award (an “Award”) to the Participant named above. The Participant shall receive the number of shares of Common Stock, no par value per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plans.

1. Acceptance of Award. Upon the Grant Date set forth above, certificates evidencing the Restricted Shares shall be issued and delivered to the Participant, and the Participant’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Participant shall have all the rights of a shareholder with respect to such Restricted Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Certificates evidencing the Restricted Shares granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such Restricted Shares are subject to restrictions as set forth herein and in the Plans.

(b) Restricted Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting.

(c) If the Participant’s employment with the Company and its subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of Restricted Shares granted herein, the Participant or the Participant’s legal representative shall forfeit such Restricted Shares back to the Company as set forth in the Plans.

3. Vesting of Restricted Shares. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date set forth above. Subsequent to such Vesting Date, the Restricted Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

4. Dividends. Dividends on Restricted Shares shall be paid currently to the Participant.

5. Incorporation of Plans. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plans, including the powers of the Administrator set forth therein. Capitalized terms in this Agreement shall have the meaning specified in the Plans, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Participant shall, not later than the date as of which the receipt of the Restricted Shares becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Participant may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Restricted Shares, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address shown for the Participant on the records of the Company, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Participant any rights with respect to continuation of employment by the Company or any subsidiary.

CAMDEN NATIONAL CORPORATION	PARTICIPANT

Name:	Name:

Title:	Title:

Date Received:	Date:

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